EXHIBIT 16


March 30, 2001


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549


Commissioners:

            We have read the statements made by OraSure Technologies, Inc. (the Company) (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated March 30, 2001. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP